EXHIBIT 3.2

BYLAWS OF BANCO SANTANDER, S.A.

CHAPTER I. THE COMPANY AND ITS CAPITAL

Section 1. Name of the Company

Article 1.  Corporate name

The name of the Company is BANCO SANTANDER, S.A. (hereinafter, the “Bank” or the “Company”).

The Bank was founded in the city for which it was named, by means of a public instrument executed on 3 March 1856 before notary public Mr. José Dou Martínez; such public instrument was ratified and partially amended by another one dated 21 March 1857 and executed before notary public Mr. José María Olarán, of the above-mentioned capital city.

As a result of the enactment of the Decree-Law dated 19 March 1874, whereby the circulation of a single paper currency was established in Spain, the privilege of issuing paper money which the Bank had and which it had exercised from the date it commenced operations expired. Thus, the Bank became a credit company [“sociedad anónima de crédito”] pursuant to the provisions of the Law dated 19 October 1869. Such credit company took over the assets and liabilities of what had been, until that time, an issuing Bank. All of the foregoing was formalized by public instrument executed on 14 January 1875 before notary public Mr. Ignacio Pérez, of the City of Santander, which public instrument was recorded in the Commercial Registry book of the Trade Promotion Section of the Government of the Province of Santander.

Article 2.  Corporate purpose

1.	The corporate purpose of the Company consists of:

a)	The conduct of activities and operations and the provision of services of any kind which are typical of the banking business in general and which are permitted under current law.

b)	The acquisition, possession, enjoyment and disposition of all types of securities.

2.
The activities that make up the corporate purpose may be carried out totally or partially in an indirect manner, in any of the manners permitted by Law and, in particular, through the ownership of shares or the holding of interests in Companies whose purpose is identical, similar, incidental or supplemental to such activities.

Article 3.  Registered office and other offices

1.	The registered office of the Bank is located in the city of Santander, Paseo de Pereda, numbers 9-12.

2.	The board of directors may resolve to change the location of the registered office within the same municipal area.

Article 4.  Commencement of activities and duration

1.	The Company commenced its activities on 20 August 1857.

2.	The duration of the Company is indefinite.

Section 2. Share capital and shares

Article 5.  Share capital

1.	The share capital is 4,220,137,502 euros.

2.	The share capital is represented by 8,440,275,004 shares having a nominal value of fifty euro cents each, all of which belong to the same class and series.

3.	All the shares have been fully paid-up.

Article 6.  Form of the shares

1.	The shares are represented in book-entry form and are governed by the Securities Market Law [Ley del Mercado de Valores] and such other provisions as may be applicable.

2.	The book-entry registry of the Company shall be maintained by the entity or entities charged by the law with such duty.

The entity in charge of the book-entry registry shall notify the Bank of transactions involving the shares and the Bank shall keep its own stock ledger with the name of the shareholders.

3.
The person whose name appears as the holder in the entries in the records of the entity in charge of the book-entry registry shall be deemed the legitimate holder thereof, and therefore, such person may request from the Bank the benefits to which the shares entitle them.

4.
In the event of persons or entities formally acting as shareholders under a fiduciary agreement, trust, or any other similar title, the Bank may require such persons to provide the particulars of the beneficial owners of the shares, as well as information regarding all acts entailing the transfer of such shares or the creation of liens thereon.

Article 7.  Shareholders’ rights

1.	Shares confer on the lawful holders thereof the status of shareholder and give them the rights set forth in the law and in these bylaws and, specifically, the following:

a)	The right to share in the distribution of corporate earnings and in the net assets resulting from liquidation.

b)	The pre-emptive right to subscribe to the issuance of new shares or debentures convertible into shares.

c)	The right to attend and vote at the General Shareholders’ Meetings and to challenge corporate resolutions.

d)	The right to receive information.

2.	Shareholders shall exercise their rights vis-à-vis the Company with loyalty and good faith.

3.
In such manner as is set forth in legal and administrative provisions, the Company shall not acknowledge the exercise of voting and related rights arising from interests in the Company held by persons who acquire shares thereof in violation of mandatory legal rules of any type or rank. Likewise, the Company shall make public, in such manner as determined by the above-mentioned regulations, the interest held by the shareholders in the capital of the Company, whenever the circumstances requiring such publication arise.

Article 8.  Capital calls

1.
Unpaid subscription amounts on partially paid-up shares shall be paid up by the shareholders at the time determined by the board of directors, within five years of the date of the resolution providing for the capital increase. The manner and other details of such payment shall be determined by the resolution providing for the capital increase.

2.
Without prejudice to the effects of default as set forth by law, any late payment of unpaid subscription amounts shall bear, for the benefit of the Bank, such interest as is provided by law in respect of late payments, starting from the day when payment is due and without any judicial or extra-judicial demand being required. In addition, the Bank shall be entitled to bring such legal actions as may be permitted by law in these cases.

Article 9.  Non-voting shares

1.	The Company may issue non-voting shares for a nominal amount of not more than one-half of the paid-up share capital.

2.
Non-voting shares shall attribute to the holders thereof the rights established in the resolution for the issuance thereof, in accordance with law and by means of an appropriate amendment of the bylaws.

Article 10.  Redeemable shares

1.	The Company may, on the terms established by law, issue redeemable shares for a nominal amount not to exceed one-fourth of its share capital.

2.
Redeemable shares shall give the holders thereof the rights that are established in the resolution providing for the issuance thereof, in accordance with law and by means of the appropriate bylaw amendment.

Article 11.  Co-ownership

1.	Each share is indivisible.

2.
Shares that are jointly owned shall be registered in the respective book-entry registry in the name of all co-owners. However, the co-owners of a share shall appoint a single person to exercise shareholder rights and shall be jointly and severally liable to the Company for all obligations entailed by the status of shareholders.

The same rule shall apply in all other instances of co-ownership of rights over shares.

3.
In the case of usufruct of shares, the status of shareholder lies with the bare owner, but the usufructuary shall in every case be entitled to receive the dividends the Company resolves to distribute during the usufruct. The bare owner shall exercise all other shareholder rights.

The usufructuary has the obligation to facilitate the exercise of such rights by the bare owner.

4.	If the shares are pledged, the owner thereof shall be entitled to exercise shareholder rights. The pledgee shall have the obligation to facilitate the exercise of such rights.

In the event that the owner fails to comply with his obligation to pay capital calls, the pledgee may perform such obligation himself or foreclose on the pledge.

5.	In all other cases of limited in rem rights on shares, voting and related rights shall be exercised by the direct owner thereof.

Article 12.  Transfer of shares

1.	Shares and the economic rights attaching thereto, including pre-emptive rights, may be transferred by any means permitted by Law.

2.	New shares may not be transferred until the capital increase is registered with the Commercial Registry.

3.	Shares shall be transferred by means of book-entries.

4.	The registration of the transfer in favor of the transferee shall have the same effect as the delivery of the securities.

5.	The creation of limited in rem rights or other liens on shares shall be registered in the respective account of the book-entry registry.

6.	Registration of the pledge is equivalent to transfer of title

Section 3. Capital increase and reduction

Article 13.  Capital increase

Capital increases may be effected by issuing new shares or by increasing the par value of existing shares and, in both cases, the consideration therefore may consist of non monetary or - monetary contributions, including the set-off of receivables, or of the transformation of available profits or reserves. Capital increases may be made partly with a charge to new contributions and partly with a charge to unappropriated profits or reserves.

Article 14.  Authorized capital

1.
The shareholders acting at the general shareholders’ meeting may delegate to the board of directors the power to resolve, on one or more occasions, to increase the share capital up to a specified amount, at the time and in the amount it may decide and within the limits established by the law. Such delegation may include the power to exclude pre-emptive rights.

2.	The shareholders at the general shareholders’ meeting may also delegate to the board of directors the power to determine the date on which the adopted resolution to increase the share capital is to be implemented and to set the terms thereof regarding all matters not specified by the shareholders at the general shareholders’ meeting.

Article 15.  Exclusion of pre-emptive rights

1.
The shareholders acting at the general shareholders’ meeting or the board of directors approving an increase in share capital, as the case may be, may resolve to exclude the pre-emptive rights of shareholders and convertible debenture holders in whole or in part, to further the best interests of the Company.

2.
The pre-emptive rights of existing shareholders and convertible debentures holders shall be excluded when the capital increase is due to the conversion of debentures into shares, the merger of another company into the Company or of part of the assets split off from another company, or when the Company has made a tender offer for securities the consideration for which consists, in whole or in part, of securities to be issued by the Company.

Article 16.  Capital reduction

1.
Capital reductions may be effected by reducing the par value of the shares or by repurchasing them or dividing them into groups for exchange. Capital reductions may be effected in order to return contributions, to release unpaid capital calls, establish or increase reserves or to restore the balance between the share capital and the shareholders’ equity.

2.
In the event of a capital reduction to return contributions, payment to shareholders may be made in kind in whole or in part, provided the three conditions set forth in Article 64 are concurrently met.

Section 4. Issuance of debentures and other securities

Article 17.  Issuance of debentures

The Company may issue debentures on the terms and with the limits established by law.

Article 18.  Convertible and exchangeable debentures

1.	Convertible and/or exchangeable debentures may be issued at a fixed (determined or determinable) or variable exchange ratio.

2.	The pre-emptive rights attaching to convertible debentures may be excluded, in which case the rules of the law and the bylaws governing the exclusion of the pre-emptive rights of shares shall apply.

3.
The shareholders acting at a general shareholders’ meeting may delegate to the board of directors the power to issue simple or convertible and/or exchangeable debentures, including, if applicable, the power to exclude preemptive rights. The board of directors may make use of this delegation on one or more occasions within a maximum period of five years. The shareholders acting at a general shareholders’ meeting may also authorize the board of directors to determine the time when the issuance approved is to be carried out and to set the other terms not specified in the resolution of the shareholders.

Article 19.  Issuance of other securities

1.	The Company may issue notes, warrants, preferred stock or other negotiable securities other than those described in the preceding articles.

2.
The shareholders acting at a general shareholders’ meeting may delegate to the board of directors the power to issue such securities. The board of directors may exercise such delegated power on one or more occasions and during a maximum period of five years.

3.
The shareholders at a general shareholders’ meeting may likewise authorize the board of directors to determine the time when the issuance approved is to be effected, and to set all other terms not specified in the resolution adopted at the general shareholders’ meeting, on the terms established by law.

CHAPTER II. GOVERNANCE OF THE COMPANY

Section 1. Corporate decision-making bodies

Article 20.  Distribution of powers

1.	The corporate decision-making bodies of the Company are the shareholders acting at a general shareholders’ meeting and the board of directors.

2.	The general shareholders’ meeting has the power to decide on all matters assigned to it by the law or the bylaws. Specifically and merely by way of example, it has the following powers:

(i)	To appoint and remove the directors and to ratify or revoke the interim appointments of such directors made by the board itself, as well as to examine and approve their performance;

(ii)	To appoint and remove the auditors;

(iii)	To approve the annual accounts, if appropriate, and adopt resolutions on the allocation of results, as well as to approve, also if appropriate, the consolidated annual accounts;

(iv)
To adopt resolutions on the issuance of debentures or other fixed-income securities, any capital increase or reduction, the transformation, merger, split-off or dissolution of the Company and, in general, any amendment of the bylaws;

(v)	To authorize the board of directors to increase the share capital, pursuant to the provisions of the Business Corporations Law and of these bylaws;

(vi)	Authorize the acquisition of the Company’s own stock;

(vii)	To decide upon matters submitted to the shareholders at the general shareholders’ meeting by resolution of the board of directors;

(viii)
To decide on the application of compensation systems consisting of the delivery of shares or rights thereto, as well as any other compensation system referenced to the value of the shares, regardless of who the beneficiary of such compensation systems may be;

(ix)	To approve the subsidiarization or contribution to subsidiaries of the operating assets of the Company, thus turning the Company into a mere holding company;

(x)	To approve, if applicable, the acquisition or disposition of assets whenever, because of the quality and volume thereof, they entail an actual change of the corporate purpose; and

(xi)	To approve transactions whose effect is tantamount to the liquidation of the Company.

3.	The powers not assigned by law or the bylaws to the shareholders acting at a general shareholders’ meeting shall be exercised by the board of directors.

Section 2. General shareholders’ meeting

Article 21.  Regulations applicable to the general shareholders’ meeting

1.
The shareholders acting at the general shareholders’ meeting are the sovereign decision-making body of the Company, and the resolutions adopted thereat bind all of the shareholders, including those who are absent, dissent, abstain from voting or do not have the right to vote, all without prejudice to the rights and actions granted to them by the law.

2.
The general shareholders’ meeting shall be governed by the provisions of the bylaws and the law. The legal and bylaw regulation of the meeting shall be further developed and supplemented by the Rules and regulations for the general shareholders’ meeting, which shall contain detailed provisions regarding the call to meeting, the preparation of, provision of information prior to, attendance at and progress of the Meeting and the exercise of political rights by the shareholders thereat. The rules and regulations shall be approved by the shareholders at a meeting at the proposal of the board of directors.

Article 22.  Types of general shareholders’ meetings

1.	General shareholders’ meetings may be ordinary or extraordinary.

2.
The ordinary general shareholders’ meeting must be held within the first six months of each fiscal year in order for the shareholders to review corporate management, approve the annual accounts from the prior fiscal year, if appropriate, and resolve upon the allocation of profits or losses from such fiscal year, to approve, if appropriate, the consolidated annual accounts, without prejudice to their competence to deliberate and resolve on any other matter included in the agenda. An ordinary general shareholders’ meeting shall still be valid even if called or held outside of the applicable time period.

3.	Any general shareholders’ meeting not provided for in the foregoing sub-section shall be deemed an extraordinary general shareholders’ meeting.

4.	All general shareholders’ meetings, whether ordinary or extraordinary, shall be subject to the same rules regarding procedure and powers of the shareholders thereat.

Article 23.  Power and duty to call a meeting

1.	The board of directors must call a general shareholders’ meeting:

(a)	When required pursuant to the provisions applicable to the ordinary general shareholders’ meeting as set forth in the preceding article.

(b)
When so requested by shareholders holding at least five percent of share capital, and such request sets forth the matters to be addressed at the meeting; in such case, the board of directors shall have a maximum period of fifteen days, following the date on which a notarial request for such purpose is submitted to the board, within which to call the meeting as much in advance as required by law.

(c)	When it deems it appropriate in the interest of the Company.

2.	The board of directors shall prepare the agenda, which shall necessarily include the matters requested to be addressed.

3.
If the ordinary general shareholders’ meeting is not called within the statutory time period, it may be called, at the request of the shareholders and upon notice thereof being given to the directors, by a judge of the place where the registered office is located, who shall also designate the person who is to preside over such Meeting.

Article 24.  Call of a general shareholders’ meeting

1.
Notice of all types of meetings shall be given by means of a public announcement in the Official Bulletin of the Commercial Registry and in one of the local newspapers of largest circulation in the province where the registered office is located, at least one month prior to the date set for the Meeting.

2.
Shareholders representing at least five percent of the share capital may request the publication of a supplement to the call to meeting including one or more items in the agenda. For such purposes, shareholders shall indicate the number of shares held or represented by them. This right must be exercised by means of verifiable notice that must be received at the registered office within five days of the publication of the call to Meeting. The supplement to the call shall be published at least fifteen days in advance of the date set for the meeting.

Article 25.  Establishment of the general shareholders’ meeting

1.
The general shareholders’ meeting shall be validly established on first call if the shareholders present in person or by proxy hold at least twenty-five percent of the subscribed share capital carrying the right to vote. On second call, the meeting shall be validly established regardless of the capital in attendance.

However, if the shareholders are called upon to deliberate on amendments to the bylaws, including the increase and reduction of share capital, on the transformation, merger or split-off of the Company, or on the issuance of debentures, the required quorum on first call shall be met by the attendance of shareholders representing at least fifty percent of the subscribed share capital with the right to vote. If a sufficient quorum is not available, the general meeting shall be held upon second call.

When shareholders representing less than fifty percent of the subscribed share capital with the right to vote are in attendance, the resolutions mentioned in the preceding paragraph may only be validly adopted with the favorable vote of two-thirds of the share capital present or represented at the meeting.

2.	Shareholders casting their vote from a distance shall be deemed present for the purposes of constituting a quorum for the meeting in question.

3.
In the event that, in order to validly adopt a resolution regarding one or more of the items on the agenda for the general shareholders’ meeting, applicable law or these bylaws require the presence of a particular quorum and such quorum is not met, the agenda shall be reduced to such other items thereon as do not require such quorum in order for resolutions to be validly adopted.

Article 26.  Right to attend the Meeting

1.	The holders of any number of shares registered in their name in the respective book-entry registry five days prior to the date on which the general shareholders’ meeting is to be held and who are current in the payment of capital calls shall be entitled to attend general shareholders’ meetings.

In order to attend the general shareholders’ meeting, one must obtain the corresponding name-bearing attendance card to be issued with reference to the list of shareholders having such right.

2.	The directors must attend general shareholders’ meetings, but their attendance shall not be required for the meeting to be validly established.

3.
The Chairman of the general shareholders’ meeting may give economic journalists and financial analysts access to the Meeting and, in general, may authorize the attendance of any person he deems fit. However, the shareholders may revoke any such authorization.

4.
Shareholders having the right to attend may cast their vote regarding proposals relating to items included in the agenda for any kind of general shareholders’ meeting, pursuant to the provisions of Articles 33 and 34 of these bylaws.

Article 27.  Attendance at the general shareholders’ meeting by proxy

1.
All shareholders having the right to attend the meeting may be represented at a general shareholders' meeting by giving their proxy to another person, even if such person is not a shareholder. The proxy shall be granted in writing or by electronic means.

2.
Proxies shall be granted specially for each meeting, except where the representative is the spouse or an ascendant or descendant of the shareholder giving the proxy, or where the proxy-holder holds a general power of attorney executed as a public instrument with powers to manage the assets of the represented party in the Spanish territory.

3.
If the directors or another person have made a public solicitation for proxies, the director or other person obtaining such proxy may not exercise the voting rights attaching to the represented shares in connection with any items on the agenda in respect of which the director or such other person is subject to a conflict of interest, and in any event in connection with decisions relating to (i) his appointment or ratification, removal, dismissal or withdrawal as director, (ii) the institution of a derivative action [acción social de responsabilidad] against him, or (iii) the approval or ratification of transactions between the Company and the director in question, companies controlled or represented by him, or persons acting for his account.

In contemplation of the possibility that a conflict arises, a proxy may be granted to another person in the alternative.

4.
If the proxy has been obtained by means of public solicitation, the document evidencing the proxy must contain or have the agenda attached thereto, as well as the solicitation of instructions for the exercise of voting rights and the way in which the proxy-holder will vote in the event that specific instructions are not given, subject in all cases to the provisions of the law.

5.	When a proxy is granted or notified to the Company by remote means of communication, it shall only be deemed valid if the grant is made:

a)
by hand-delivery or postal correspondence, sending the Company the duly signed and completed attendance and proxy card, or by other written means that, in the judgment of the board of directors recorded in a resolution adopted for such purpose, allows for due confirmation of the identity of the shareholder granting the proxy and of the representative being appointed, or

b)
by electronic correspondence or communication with the Company, including an electronic copy of the attendance and proxy card; such electronic copy shall specify the representation being granted and the identity of the party represented, and shall include the electronic signature or other form of identification of the shareholder being represented, in accordance with the conditions set by the board of directors recorded in a resolution adopted for such purpose in order to ensure that this system of representation includes adequate assurances regarding authenticity and the identity of the shareholder represented.

6.
In order to be valid, a proxy granted or notified by any of the foregoing means of remote communication must be received by the Company before midnight of the third day prior to the date the shareholders’ meeting is to be held on first call. In the resolution approving the call to the meeting in question, the board of directors may reduce the required notice period, disseminating this information in the same manner as it disseminates the announcement of the call to meeting. Pursuant to the provisions of Article 34.5 below, the board may further develop the foregoing provisions regarding proxies granted by remote means of communication.

7.
A proxy is always revocable. Attendance at the shareholders’ meeting, whether physically or by casting a distance vote, shall entail the revocation of any proxy that may have been granted, regardless of the date thereof. A proxy shall also be rendered void by any transfer of shares of which the Company becomes aware.

8.
The proxy may include items which, even if not included in the agenda, may be discussed at the shareholders’ meeting because the law so permits. If the proxy does not include such items, it shall be deemed that the shareholder granting the proxy instructs his representative to abstain when such items are put to the vote.

Article 28.  Place and time of the Meeting

1.	The general shareholders’ meeting shall be held at the place indicated in the call to meeting, within the municipal area where the Company’s registered office is located.

2.
The general shareholders’ meeting may be attended by going to the place where the meeting is to be held or, if applicable, to other places provided by the Company and indicated in the call to meeting, and which are connected therewith by video conference systems that allow recognition and identification of the parties attending, permanent communication among the attendees regardless of their location, and participation and voting. The principal place of the meeting must be located in the municipal area of the Company’s registered office, but supplemental locations need not be so located. For all purposes relating to the general shareholders’ meeting, attendees at any of the sites shall be deemed attendees at the same individual meeting. The meeting shall be deemed to be held at the principal location thereof.

3.	If the place of the meeting is not specified in the call to meeting, it shall be deemed that it will be held at the registered office.

Article 29.  Presiding committee of the general shareholders’ meeting

1.	The Presiding Committee (Mesa) of the general shareholders’ meeting shall be comprised of its chairman and secretary.

2.
The chairman of the board of directors or, in his absence, the vice chairman serving in his stead pursuant to Article 44, and in the absence of both the chairman and the vice chairman, the director designated by the board of directors, shall preside over general shareholders’ meetings.

3.
The chairman shall be assisted by the secretary for the meeting. The secretary of the board of directors shall serve as secretary for the general shareholders’ meeting. In the event of absence, impossibility to act or vacancy of the secretary, the vice secretary shall serve in his stead, and in the absence of the vice secretary, the director designated by the board itself shall act as secretary.

4.
The chairman shall declare the existence of a valid quorum for the shareholders’ meeting, direct the debate, resolve any questions that may arise in connection with the agenda, end the debate when he deems that an issue has been sufficiently discussed, and in general, exercise all powers necessary for the proper organization and progress of the general shareholders’ meeting.

Article 30.  List of attendees

1.
Before the agenda is taken up, the list of attendees shall be prepared, setting forth the name of the shareholders present and that of the shareholders represented and their proxies, as well as the number of shares they hold.

For purposes of a quorum, non-voting shares shall only be counted in the specific cases established in the Business Corporations Law.

2.
The list of attendees may also be prepared by means of a file or be supported by computer media. In such cases, the means used shall be set forth in the minutes, and the sealed cover of the file or media shall show the appropriate identification procedure signed by the secretary with the approval of the chairman.

3.
At the end of the list, the number of shareholders present in person and by proxy shall be determined, indicating separately those who have voted from a distance, as well as the amount of share capital they hold, specifying the capital represented by shareholders with voting rights.

4.
During the meeting, any shareholder entitled to attend the shareholders’ meeting may consult the list of attendees, provided, however, that such request shall not require delaying or postponing the meeting once the chairman has called it to order and that the chairman shall not be required to read the list or provide copies thereof.

Article 31.  Right to receive information

1.
From the same date of publication of the call to the general shareholders’ meeting through and including the seventh day prior to the date provided for the Meeting to be held on first call, the shareholders may request in writing such information or clarifications as they deem are required, or ask written questions that they deem pertinent, regarding the matters contained in the agenda.

In addition, upon the same prior notice and in the same manner, the shareholders may request information or clarifications or ask written questions regarding information accessible to the public which has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting.

In the case of the ordinary general shareholders’ meeting and in such other cases as are established by law, the notice of the call to meeting shall contain appropriate information with respect to the right to examine at the Bank’s registered office, and to obtain immediately and free of charge, the documents to be submitted for approval by the shareholders acting at the meeting and any reports required by the law.

2.	During the course of the general shareholders’ meeting, all shareholders may verbally request information or clarifications that they deem are necessary regarding the matters contained in the agenda.

3.
The directors shall be required to provide the information requested under the provisions of the two preceding sub-sections in the manner and within the periods provided by the law, except in those cases in which it is legally inadmissible and, in particular, when the chairman believes that the publication of such information may prejudice the corporate interest. This latter exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

Article 32.   Deliberations at the general shareholders’ meeting

1.
Once the list of attendees has been prepared, the chairman shall, if appropriate, declare the general shareholders’ meeting to be validly established and shall determine whether the shareholders at the Meeting may address all of the matters included in the agenda or should instead limit themselves to addressing some of them.

2.
The chairman shall call the meeting to order, submit to a debate the matters included in the agenda, and direct the debate in a manner such that the meeting progresses in an orderly fashion, pursuant to the provisions of the rules and regulations for the general shareholders’ meeting and other applicable regulations.

3.	Once a matter has been sufficiently debated, the chairman shall submit it to a vote.

Article 33.  Voting

1.	Each item on the agenda shall be separately submitted to a vote.

2.
As a general rule, and without prejudice to the possibility of using other alternative means as determined by the chairman, the voting on the proposed resolutions referred to in the preceding sub-section shall be carried out in accordance with the voting procedure contemplated in the rules and regulations for the general shareholders’ meeting and other applicable regulations.

Article 34.  Distance voting

1.	Shareholders entitled to attend and to vote may cast their vote on proposals relating to items on the agenda for any general shareholders’ meeting by the following means:

(i)
by hand-delivery or postal correspondence, sending the Company the duly signed attendance and voting card (together with the ballot form, if any, provided by the company), or other written means that, in the judgment of the board of directors recorded in a resolution adopted for such purpose, allows for the due verification of the identity of the shareholder exercising his voting rights; or

(ii)
by electronic correspondence or communication with the Company, which shall include an electronic copy of the attendance and voting card (together with the ballot form, if any, provided by the Company); such electronic copy shall include the shareholder’s electronic signature or other form of identification of the shareholder, in accordance with the conditions set by the board of directors recorded in a resolution adopted for such purpose to ensure that this voting system includes adequate assurances regarding authenticity and the identity of the shareholder exercising his vote.

2.
In order to be valid, a vote cast by any of the aforementioned means must be received by the Company before midnight on the third day prior to the date the shareholders’ meeting is to be held on first call. Otherwise, the vote shall be deemed not to have been cast. The board of directors may reduce the required notice period, disseminating this information in the same manner as it disseminates the announcement of the call to meeting.

3.
Shareholders casting their vote from a distance pursuant to the provisions of this article shall be deemed present for the purposes of constituting a quorum for the general shareholders’ meeting in question. Therefore, any proxies granted prior to the casting of such vote shall be deemed revoked and any such proxies thereafter granted shall be deemed not to have been granted.

4.
Any vote cast from a distance as set forth in this article shall be rendered void by physical attendance at the Meeting by the shareholder who cast such vote or by a transfer of shares of which the Company becomes aware.

5.
The board of directors may expand upon the foregoing provisions, establishing such instructions, rules, means and procedures to document the casting of votes and grant of proxies by remote means of communication as may be appropriate, in accordance with the state of technology and conforming to any regulations issued in this regard and to the provisions of these bylaws.

Furthermore, in order to prevent potential deception, the board of directors may take any measures required to ensure that anyone who has cast a distance vote or granted a proxy is duly empowered to do so pursuant to the provisions of these bylaws.

Any implementing rules adopted by the board of directors pursuant to the provisions hereof shall be published on the Company’s website.

6.	Remote attendance at the shareholders’ meeting via simultaneous teleconference and the casting of a remote, electronic vote shall be governed by the rules and regulations for the general meeting.

The rules and regulations for the general meeting may give the board of directors the power to set regulations regarding all required procedural aspects, including, among other issues, how early a shareholder must connect in order to be deemed present, the procedure and rules applicable for shareholders attending remotely to exercise their rights, the identification that may be required of remote attendees, and their impact on how the list of attendees is compiled, all in compliance with the Law, the bylaws and the rules and regulations for the general shareholders’ meeting.

Article 35.  Approval of resolutions

1.
The majority required to approve a resolution shall be obtained with the favorable vote of one-half plus one of the voting shares present or represented at the general shareholders’ meeting. Excepted from the foregoing shall be those instances in which the law or these bylaws require a greater majority.

2.
The attendees at the general shareholders’ meeting shall have one vote for each share which they hold or represent. Non-voting shares shall have the right to vote in the specific cases laid down in the Business Corporations Law.

Article 36.  Minutes of the meeting

1.	The secretary for the meeting shall draw up the minutes of the meeting, which, once approved, shall be recorded in the corresponding minute book.

2.
The minutes of the meeting may be approved by the shareholders after the meeting has been held, or otherwise within a period of fifteen days by the chairman and two inspectors, one on behalf of the majority and the other on behalf of the minority.

3.	The board of directors may request the presence of a notary to draw up minutes of the meeting.

4.	The rules and regulations for the general shareholders’ meeting may require that the minutes of the general shareholders’ meeting be notarized in all cases.

5.
The secretary, and if applicable, the vice secretary, with the approval of the chairman, or if applicable, of the vice chairman acting in his stead, shall have the power to issue certifications of the minutes of the meetings and of the resolutions adopted by the shareholders thereat.

6.	Any shareholder that has voted against a particular resolution shall be entitled to have its opposition to the resolution adopted recorded in the minutes of the general shareholders’ meeting.

Section 3. The board of directors

Article 37.  Structure of the board of directors

1.	The Company shall be managed by a board of directors.

2.
The board of directors shall be governed by such legal provisions as are applicable thereto and by these bylaws. In addition, the board shall approve a set of rules and regulations of the board of directors, which shall contain rules of operation and internal organization by way of further development of the aforementioned legal and bylaw provisions. The shareholders at a general shareholders' meeting shall be informed of the approval of the rules and regulations of the board of directors and of any subsequent amendments thereto.

Article 38.  Management and supervisory powers

1.
The board of directors has the widest powers to manage the company, and except for those matters exclusively within the purview of the shareholders at a general shareholders' meeting, is the highest decision-making body of the company.

2.
Notwithstanding the foregoing, the board shall exercise, without the power of delegation, such powers as are reserved for it by law, as well as such other powers as are required for a responsible discharge of the general duty of supervision.

3.	The rules and regulations of the board shall set forth a detailed description of the responsibilities reserved for the board of directors.

Article 39.  Powers of representation

1.	The power to represent the company, in court and out of court, is vested in the board of directors acting collectively.

2.	The chairman of the board also has the power to represent the company.

3.
The secretary of the board and the vice secretary, if any, have the necessary representative powers to convert into public instruments the resolutions adopted by the shareholders at a general shareholders’ meeting and the resolutions of the board and to apply for registration thereof.

4.	The provisions of this article are without prejudice to any other powers of attorney, whether general or special, that may be granted.

Article 40.  Creation of shareholder value

1.
The board of directors and its representative decision-making bodies shall exercise their powers and, in general, perform their duties with a view to maximizing the value of the company in the interest of the shareholders.

2.
Additionally, the board shall ensure that the Company faithfully complies with applicable law, respects the uses and good practices of the industries or countries where it carries out its activities and observes the additional principles of social responsibility that it has voluntarily accepted.

Article 41.  Quantitative composition of the board

1.	The board of directors shall be composed of not less than fourteen and not more than twenty-two members, appointed by the shareholders acting at a general shareholders' meeting.

2.
It falls upon the shareholders at a general shareholders’ meeting to set the number of members of the board within the aforementioned range. Such number may be set indirectly by the resolutions adopted by the shareholders at a general shareholders' meeting whereby directors are appointed or their appointment is revoked.

Article 42.  Qualitative composition of the board

1.
The shareholders at the general shareholders’ meeting shall endeavor to ensure that the board of directors is made up such that external or non-executive directors represent a large majority over executive directors, and that a reasonable number of the former are independent directors. The shareholders at the general shareholders’ meeting shall likewise endeavor to ensure that independent directors represent at least one-third of the total number of directors.

2.
The provisions of the preceding paragraph do not affect the sovereignty of the shareholders acting at the general shareholders’ meeting or detract from the effectiveness of the proportional system, which shall be mandatory whenever there is a voting trust pursuant to the provisions of the Business Corporations Law.

3.
For purposes of these bylaws, the terms external director, proprietary director, independent director and executive director shall have the meaning ascribed to such terms in these bylaws or in the rules and regulations of the board of directors.

Article 43.  Chairman of the board

1.	The chairman of the board shall be chosen from among its members.

2.	The chairman of the board shall call board of directors’ meetings and direct debate thereat.

Article 44.  Vice chairman of the board

1.	The board shall also designate one or more vice chairmen who, if more than one, shall be numbered consecutively.

2.
The vice chairman or vice chairmen, in the established numerical sequence, and in the their absence, the appropriate director according to a numerical sequence established by the board of directors, shall replace the chairman in the event of absence or impossibility to act or illness.

Article 45.  Secretary of the board

1.	The secretary of the board of directors shall always be the general secretary of the company.

2.
The secretary shall ensure the formal and substantive legality of all action taken by the board, ensure observance of the good governance recommendations adopted by the company and ensure that governance procedures and rules are observed and regularly reviewed.

3.	The board of directors may appoint a vice secretary in order that he shall assist the secretary of the board of directors or replace him in the event of absence, impossibility to act or illness.

4.
In the event of absence or impossibility to act, the secretary and the vice secretary of the board may be replaced by the director appointed by the board itself from among the directors present at the meeting in question. The board may also resolve that any employee of the company act as such interim replacement.

5.	The general secretary shall also be the secretary of all the committees of the board.

Article 46.  Meetings of the board of directors

1.
The board shall meet with the frequency required for the proper performance of its duties, and shall be called to meeting by the chairman. The chairman shall call board meetings on his own initiative or at the request of at least three directors.

2.	The agenda shall be approved by the board at the meeting itself. Any board member may propose the inclusion of any other item not included in the draft agenda proposed by the chairman to the board.

3.	Any person invited by the chairman may attend board meetings.

Article 47.  Conduct of the meetings

1.	Meetings of the board shall be validly held when more than one-half of its members are present in person or by proxy.

2.	When unable to attend in person, the directors may grant a proxy to another director, for each meeting and in writing, in order that the latter shall represent them at the meeting for all purposes.

3.
Board meetings may be held in several rooms at the same time, provided interactivity and intercommunication among them in real time is ensured by audiovisual means or by telephone and the concurrent holding of the meeting at all such rooms is thereby ensured. In such case, the connection system and, if applicable, the places where the technical means required to attend and participate in the meeting are available shall be set forth in the call to meeting. Resolutions shall be deemed to have been adopted at the place where the chairman is.

4.
On an exceptional basis, and provided no director is opposed thereto, the board may also act in writing and without a meeting. In this latter case, the directors may cast their votes and make such comments as they wish to have recorded in the minutes by e-mail.

5.
Except in those cases in which a greater majority is specifically required pursuant to a provision of the law, the bylaws or the rules and regulations of the board, resolutions shall be adopted by an absolute majority of the directors present in person or by proxy. The chairman shall have a tie-breaking vote.

6.
All resolutions adopted by the board of directors shall be recorded in minutes authorized under the signature of the chairman and the secretary. Board of directors’ resolutions shall be evidenced by means of a certificate issued by the secretary of the board or by the vice secretary, as the case may be, with the approval of the chairman or the vice chairman, as applicable.

7.
Any of the chairman, the vice chairman or vice chairmen, the managing director(s) and the secretary of the board, acting severally, shall have standing powers to have the resolutions of the board of directors converted into a public instrument, all without prejudice to the express authorizations established in applicable laws and regulations.

Section 4. Delegation of the powers by the board

Article 48.  The executive chairman

1.
The chairman of the board of directors shall have the status of executive chairman of the Bank and shall be considered as the highest executive in the Company, vested with such powers as are required to hold office in such capacity. Considering his particular status, the executive chairman shall have the following powers and duties, among others set forth in these bylaws or in the rules and regulations of the board:

a)	To ensure that the bylaws are fully complied with and that the resolutions adopted at the general shareholders’ meeting and by the board of directors are duly carried out.

b)	To be responsible for the overall inspection of the Bank and all services thereof.

c)	To hold discussions with the managing director and the general managers in order to inform himself of the progress of the business.

2.
The board of directors shall delegate to the chairman all its powers, except for those that are legally non-delegable or that may not be delegated pursuant to the provisions of these bylaws or the rules and regulations of the board.

3.	The chairman shall be appointed to hold office for an indefinite period and shall require the favorable vote of two-thirds of the members of the board.

Article 49.  Other managing directors

1.
Regardless of the provisions of the preceding article, the board may appoint from among its members one or more managing directors, granting them such powers as it deems appropriate. The powers which the law, these bylaws or the rules and regulations of the board reserve for the board sitting as a full body may under no circumstances be delegated.

2.
The assignment to the chairman and to any other member of the board of executive standing powers, either general or relating to an specific sector, other than the supervisory and collective decision-making powers inherent in the position of director may be made by organic delegation, by means of general powers of attorney or through other types of agreements and shall be approved by a two-thirds majority of the board. The members of the board to whom such powers are delegated shall be deemed to be executive directors.

The resolution whereby such powers are assigned or delegated shall determine the scope of the powers granted to the executive director, the compensation he is to receive and all other terms and conditions of the relationship, which shall be included in the respective contract.

Article 50.  Committees of the board of directors

1.
Without prejudice to such powers as may be delegated individually to the chairman or any other director and to the power of the board of directors to establish committees for each specific area of business, the board of directors shall establish an executive committee, to which general decision-making powers shall be delegated, and a risk committee, to which powers shall be delegated primarily in connection with risks.

2.
The board may also establish committees with supervisory, reporting, advisory and proposal-making powers in connection with the matters within their scope of authority, and must in any event establish an audit and compliance committee and an appointments and remuneration committee.

3.	To the extent not provided for in these bylaws, the operation of the committees of the board shall be governed by the provisions of the rules and regulations of the board.

Section 5. Committees of the board of directors

Article 51.  Executive committee

1.	The executive committee shall consist of a minimum of five and a maximum of twelve directors. The chairman of the board of directors shall also be the chairman of the executive committee.

2.
Any permanent delegation of powers to the executive committee and all resolutions adopted for the appointment of its members shall require the favorable vote of not less than two-thirds of the members of the board of directors.

3.
The permanent delegation of powers by the board of directors to the executive committee shall include all of the powers of the board, except for those which cannot legally be delegated or which may not be delegated pursuant to the provisions of these bylaws or of the rules and regulations of the board.

4.	The executive committee shall meet as many times as it is called to meeting by its chairman or by the vice chairman replacing him.

5.
The executive committee shall report to the board of directors on the affairs discussed and the decisions made at its meetings and shall make available to the members of the board a copy of the minutes of such meetings.

Article 52.  Risk committee

1.	The board of directors shall establish a risk committee, which shall be executive in nature, to which risk management powers shall be entrusted.

2.	The risk committee shall be composed of a minimum of four and a maximum of six directors.

3.	The rules and regulations of the board shall govern the composition, operation and powers of the risk committee.

4.	The delegation of powers to the risk committee and the resolutions appointing the members thereof shall require the affirmative vote of not less than two-thirds of the members of the board.

Article 53.  Audit and compliance committee

1.
The audit and compliance committee shall consist of a minimum of three directors and a maximum of seven, all of whom shall be external or non-executive, with independent directors having majority representation.

2.
The members of the audit and compliance committee shall be appointed by the board of directors, taking into account the directors’ knowledge, skills and experience in the areas of accounting, auditing or risk management.

3.
The audit and compliance committee must in all events be presided over by an independent director, who shall also be knowledgeable about and experienced in matters of accounting, auditing or risk management. The chairman of the audit and compliance committee shall be replaced every four years, and may be re-elected once after the passage of one year from the date on which his term of office expired.

4.	The audit and compliance committee shall have at least the following powers and duties:

(i)	Have its chairman and/or secretary report to the general shareholders’ meeting with respect to matters raised therein by shareholders regarding its powers.

(ii)	Propose to the board of directors, for submission by it to the shareholders at the general shareholders’ meeting, the appointment of the auditor.

(iii)	Supervise the internal audit services.

(iv)	Know the process for gathering financial information and the internal control systems.

(v)	Establish a relationship with the auditor to receive information on those issues that might jeopardize his independence and any other issues related to the development of the auditing procedure, as well maintain such communication with the auditor as is provided for in legislation regarding the auditing of financial statements and in technical auditing regulations.

5.
The audit and compliance committee shall meet as many times as it is called to meeting upon resolution made by the committee itself or by the chairman thereof, and at least four times per year. Any member of the management team or of the Company’s personnel shall, when so required, attend the meetings of the audit and compliance committee, provide it with his cooperation and make available to it such information as he may have in his possession. The audit and compliance committee may also require that the auditor attend such meetings. One of its meetings shall be devoted to evaluating the efficiency of and compliance with the rules and procedures for governance of the Company and preparing the information that the board is to approve and include in the annual public documents.

6.
Meetings of the audit and compliance committee shall be validly held when at least one-half of its members are present in person or by proxy. The committee shall adopt its resolutions upon a majority vote of those present in person or by proxy. In the event of a tie, the chairman of the committee shall have a tie-breaking vote. The committee members may grant a proxy to another member. The resolutions of the audit and compliance committee shall be recorded in a minute book, and every one of such minutes shall be signed by the chairman and the secretary.

7.	The rules and regulations of the board shall further develop the rules applicable to the audit and compliance committee established in this article.

Article 54.  Appointments and remuneration committee

1.
An appointments and remuneration committee shall be established and entrusted with general proposal-making and reporting powers on matters relating to compensation, appointment and withdrawal of directors.

2.
The appointments and remuneration committee shall be composed of a minimum of three directors and a maximum of seven, all of whom shall be external or non-executive directors, with independent directors having majority representation.

3.
The members of the appointments and remuneration committee shall be appointed by the board of directors taking into account the directors’ knowledge, skills and experience and the responsibilities of the committee.

4.	The appointments and remuneration committee must in all events be presided over by an independent director.

5.	The rules and regulations of the board of directors shall govern the composition, operation and powers and duties of the appointments and remuneration committee.

Section 6. Status of Directors

Article 55.  Term of office

1.
One-fifth of the board shall be renewed every year, following the order established by the length of service on the board, according to the date and order of the respective appointment. This means that the term of office of directors shall be of five years. Outgoing directors may be re-elected.

2.	The directors who have been designated by interim appointment to fill vacancies may be ratified in their position at the first general shareholders’ meeting that is held following such designation.

3.	A director who ends his term of office or, for any other reason, ceases to act as such, shall, for a term of two years, be barred from serving in another entity that is a competitor of the company.

The board of directors, may, if it deems it appropriate, relieve the outgoing director from this restriction or reduce it to a lesser period.

Article 56.  Withdrawal of directors

1.
Directors shall cease to hold office upon the expiration of the term of office for which they have been appointed, and when it is so resolved by the shareholders at the general shareholders’ meeting in the exercise of the powers granted to them. In the first case, such withdrawal from office shall take effect on the date of the first general shareholders’ meeting following the date of expiration of the term of office for which they were appointed, or upon expiration of the statutory period for calling the general shareholders’ meeting that is to resolve on the approval of the financial statements for the prior fiscal year.

2.
The directors shall tender their resignation to the board of directors and formally resign from their position if the board, upon the prior report of the appointments and remuneration committee, deems it appropriate, in those cases that might adversely affect the operation of the board or the credit and reputation of the Company and, particularly, when they are prevented by any legal prohibition against or incompatibility with holding such office.

Article 57.  Liability of directors

1.
The directors shall be liable to the Company, to the shareholders, and to the Company’s creditors for any damage they may cause by acts or omissions contrary to law or to the bylaws or by any acts or omissions contrary to the duties inherent in the exercise of their office.

2.
All the members of the board of directors that carried out such act or adopted the prejudicial resolution shall be jointly and severally liable, except for those members who can prove that, not having participated in the adoption and execution of such act or resolution, they were unaware of its existence, or, if aware of it, did all that was appropriate to avoid the damage caused, or at least expressly opposed it.

3.
Under no circumstances shall the fact that the prejudicial act or resolution was approved, authorized or ratified by the shareholders at the general shareholders’ meeting be considered grounds for a release from liability.

Article 58.  Compensation of directors

1.
The directors shall be entitled to receive compensation for performing the duties entrusted to them by reason of their appointment as mere members of the board of directors by the shareholders at the general shareholders’ meeting or by the board itself exercising its power to make interim appointments to fill vacancies.

2.
The compensation referred to in the preceding paragraph shall be paid as a share in profits and bylaw-mandated compensation, and shall have two components: (a) an annual amount and (b) attendance fees. Attendance fees shall be paid in advance on account of the profits for the fiscal year.

The specific amount payable for the above-mentioned items to each of the directors shall be determined by the board of directors. For such purpose, it shall take into consideration the positions held by each director on the board and their membership in and attendance at the meetings of the various committees.

The aggregate amount of the compensation established in this sub-section shall be equal to one percent of the profit of the Company for the fiscal year, provided, however, that the board may resolve that such percentage be reduced in those years in which it so deems justified.

3.
In addition to the compensation systems set forth in the preceding paragraphs, the directors shall be entitled to receive compensation by means of the delivery of shares or option rights thereon, or by any other compensation system referenced to the value of shares, provided the application of such compensation systems is previously approved by the shareholders at the general shareholders’ meeting. Such resolution shall determine, as the case may be, the number of shares to be delivered, the exercise price of the options, the value of the shares used as a reference and the duration of such compensation system.

4.
Independently of the provisions of the preceding paragraphs, the directors shall also be entitled to receive such other compensation (salaries, incentives, bonuses, pensions, insurance and severance payments) as, following a proposal made by the appointments and remuneration committee and upon resolution by the board of directors, may be considered appropriate in consideration for the performance of other duties in the Company, whether they are the duties of an executive director or otherwise, other than the duties of supervision and collective decision-making that they discharge in their capacity as members of the board.

5.	The Company shall take out liability insurance for its directors on such terms as are customary and commensurate with the circumstances of the Company itself.

Article 59.  Transparency of the compensation system.

1.
The board of directors shall, on an annual basis, prepare a report on the compensation policy where it shall set forth the standards and basis used to determine the compensation of the directors for the last current fiscal year and the current fiscal year, and shall make it available to the shareholders when the ordinary general shareholders’ meeting is called. The contents of the report shall be governed by the provisions of the rules and regulations of the board.

2.
In the annual report, the board shall set forth, on an individual basis, the compensation received by each director, specifying the amounts corresponding to each compensation item. It shall also set forth therein, on an individual basis and for each item of compensation, the compensation payable, pursuant to Articles 49 and 58.4, for the performance of executive duties entrusted to the executive directors of the Company.

Section 7. Corporate governance report and website

Article 60.  Annual corporate governance report

1.
The board of directors shall prepare an annual corporate governance report which shall specifically focus on (i) the level of compliance with the good governance  recommendations set forth in the official reports; (ii) the conduct of the general shareholders’ meeting and proceedings therein; (iii) related-party transactions and intra-group transactions; (iv) the ownership structure of the Company; (v) the management structure of the Company; and (vi) risk control systems.

2.
The annual corporate governance report shall be made available to the shareholders on the Company’s website no later than the date of publication of the call to the ordinary general shareholders’ meeting that is to review the annual accounts for the fiscal year to which such report refers.

Article 61.   Website.

1.	The Company shall have a website through which it shall report to its shareholders, investors and the market at large the relevant or significant events that occur in connection with the Company.

2.
Without prejudice to any additional documentation required by applicable regulations, the Company’s website shall include at least the information and documents set forth in the rules and regulations of the board.

CHAPTER III. OTHER PROVISIONS

Section 1. Annual accounts

Article 62.  Submission of the annual accounts

1.	The company’s fiscal year shall coincide with the calendar year, commencing on 1 January and ending on 31 December of each year.

2.
Within a maximum period of three months from the closing date of each fiscal year, the board of directors shall draft the annual accounts, which shall include the balance sheet, the profit and loss statement, the annual report to the accounts, the statement of changes in the shareholders’ equity and the statement of cash flows, the management report and the proposed allocation of profits or losses, and, if applicable, the consolidated accounts and management report.

3.
The board of directors shall use its best efforts to prepare the accounts such that there is no room for qualifications by the auditor. However, when the board believes that its opinion must prevail, it shall provide a public explanation, through the chairman of the audit and compliance committee, of the content and scope of the discrepancy, and shall also endeavor to ensure that the auditor likewise discloses its considerations in this regard.

4.
The annual accounts and the management report of the Company shall be reviewed by the auditors appointed by the shareholders at the general shareholders’ meeting prior to the end of the fiscal year to be audited, for a specified term which may not be less than three years or greater than nine, from the date of the beginning of the first fiscal year to be audited. The auditors may be re-elected by the shareholders at the general shareholders’ meeting every year following the expiration of the original term.

Article 63.  Approval of the accounts and allocation of results

1.	The annual accounts shall be submitted to the shareholders for approval at the general shareholders’ meeting.

2.	Once the annual accounts have been approved, the shareholders at the general shareholders’ meeting shall resolve on the allocation of the results for the fiscal year.

3.
Dividends may only be distributed out of the earnings for the fiscal year or with a charge to unappropriated reserves, once the payments required by the law and these bylaws have been made and provided the shareholders’ equity disclosed in the accounts is not or, as a result of the distribution, is not reduced to less than the share capital. If there are any losses from prior fiscal years that reduce the

Company’s shareholders’ equity below the amount of the share capital, the earnings shall be used to offset such losses.

4.
The shareholders at the general shareholders’ meeting shall decide the amount, time and form of payment of the dividends, which shall be distributed among the shareholders in proportion to their paid-up capital.

5.
The shareholders at the general shareholders’ meeting and the board of directors may make resolutions as to the distribution of interim dividends, subject to such limitations and in compliance with such requirements as are established by the law.

Article 64.  Dividends in kind

The shareholders at the general shareholders’ meeting may resolve that dividends be paid in kind in whole or in part, provided that:

(i)	the property or securities to be distributed are of the same nature;

(ii)	they have been admitted to listing on an official market as of the effective date of the resolution, or liquidity is duly guaranteed by the Company within a maximum period of one year; and

(iii)	they are not distributed for a value that is lower than the value at which they are recorded on the Company’s balance sheet.

Article 65.  Deposit of the annual accounts

Within the month following the approval of the annual accounts, the board of directors shall file with the commercial registry of the place where the registered office of the Bank is located, for deposit, a certificate setting forth the resolutions adopted at the general shareholders’ meeting approving the annual accounts and setting forth the allocation of results. It shall also attach to such certificate a copy of each of such accounts as well as of the management report, if applicable, and of the auditors’ report.

Section 2. Dissolution and liquidation of the Company

Article 66.  Dissolution of the Company

The Company shall be dissolved in the instances and subject to the requirements established by applicable law.

Article 67.  Liquidators

1.
Once the Company has been dissolved, all of the members of the board of directors whose appointment is current and registered with the commercial registry shall become liquidators by operation of law, unless the shareholders acting at a general shareholders’ meeting have appointed other liquidators in the resolution providing for the dissolution of the Company.

2.	If there is not an odd number of directors, the youngest director shall not act as liquidator.

Article 68.  Representation of the dissolved Company

In the event of dissolution of the Company, each of the liquidators acting jointly and severally shall have the power to represent it.

Article 69.  Supervening assets and liabilities

1.
If corporate property appears after the entries relating to the Company have been cancelled, the liquidators shall assign to the former shareholders the additional share to which they may be entitled, for which purpose such property shall be first converted into cash where necessary.

After the passage of six months from the date on which the liquidators were required to comply with the provisions of the foregoing, without the former shareholders having been assigned the additional share, or in the absence of liquidators, any interested party may file a petition with the court of the place where the company’s last registered office was located for the appointment of a person to replace the liquidators in the performance of their duties.

2.
The former shareholders shall be jointly and severally liable for all unpaid corporate liabilities up to the amount of what they may have received as their share in liquidation, without prejudice to the liability of the liquidators in the event of fraudulent or negligent conduct.

3.
In order to comply with formal requirements relating to legal acts performed prior to the cancellation of the entries of the Company, or whenever necessary, the former liquidators may formalize legal acts in the name of the defunct company following its cancellation in the registry. In the absence of liquidators, any interested party may file a petition for formalization by the court of the place where the last registered office of the Company was located.

Section 3. General provisions

Article 70.  Forum

The shareholders hereby waive the jurisdiction otherwise applicable to them and expressly submit to the jurisdiction of the courts sitting in the place where the registered office of the Bank is located.

Article 71.  Communications

Without prejudice to the provisions of these bylaws with respect to proxy-granting, distance voting, and attendance at shareholders’ meetings via teleconference, any required or voluntary communications and information among the company, its shareholders, and the directors, regardless of the party issuing or receiving them, may be effected by electronic or data-transmission means, except in the cases expressly excluded by the law and respecting at all times the guarantees of security and the rights of shareholders, to which end the board of directors may establish appropriate technical mechanisms and procedures, which it shall publish on the Company’s website.